UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2023

PARTS ID, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38296	81-3674868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of principal executive offices, including zip code)

609-642-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 6, 2023, PARTS iD, Inc., a Delaware corporation (the “Company”) and its subsidiary, PAARTS iD, LLC, a Delaware limited liability company, entered into a definitive Restructuring Support Agreement (the “RSA”) to restructure the Company’s indebtedness with certain of its trade vendors (the “Consenting Vendors”).

Pursuant to the terms and conditions of the RSA, the Company agreed to pay to each holder of a (i) Vendor Claim (as defined in the RSA), an amount equal to 55% of such total Vendor Claim consisting of (A) 12.5% of such Vendor Claim (the “Initial Payment”) on the earlier to occur of (X) two business days following the Company’s receipt of the Restructuring Funds (as defined in the RSA) and (Y) December 15, 2023, and (B) the remaining 42.5% of such Vendor Claim paid monthly over 36 months; and (ii) a Convenience Claim (as defined in the RSA), an amount equal to 65% of such Convenience Claim (A) with respect to a Consenting Vendor, no later than two business days after the Company makes the Initial Payment and (B) with respect to an Additional Consenting Vendor (as defined in the RSA), on the later of (X) two business days after the Company makes the Initial Payment and (Y) five business days after such Additional Consenting Vendor’s execution of an Accession Letter (as defined in the RSA).

The RSA contains customary representations, warranties and covenants that are standard for agreements of this type.

The RSA will terminate automatically upon the earliest occur of (i) payment of the full amount of the Agreed Vendor Claim (as defined in the RSA) to each Consenting Vendor and (ii) the mutual written consent of the Company and the Consenting Vendors holding at least 80% of the Total Vendor Claim Amount (as defined in the RSA).

The foregoing description of the RSA is not complete and is subject to, and qualified in its entirety by reference to, the form of the RSA, of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2023, James Doss, the Company’s Chief Financial Officer (“CFO”) notified the Company that he will be resigning as the CFO and principal financial officer of the Company for personal reasons, effective November 20, 2023. The Company has initiated the process of identifying a qualified individual to assume the role of CFO and is actively seeking a suitable candidate to fill the vacancy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated as of October 6, 2023, by and among PARTS iD, Inc., PARTS iD, LLC and the Consenting Vendors party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2023

PARTS ID, INC.

By:	/s/ Lev Peker
	Name:	Lev Peker
	Title:	Chief Executive Officer

2